Exhibit 99.1

Verso to Permanently Close 200,000 Tons of Annual

Production Capacity at its Androscoggin Mill in Maine

MIAMISBURG, Ohio – July 19, 2017 – Verso Corporation (NYSE: VRS) today announced plans to permanently shut down the No. 3 paper machine and associated equipment at its Androscoggin Mill in Jay, Maine, reducing annual coated paper production capacity at the mill by approximately 200,000 tons. The shutdown will be effective August 1 and is expected to be complete by the end of the third quarter of 2017. The No. 3 paper machine and a recovery boiler and digester that support it were idled in January of this year in response to declining customer demand that resulted in more coated paper capacity than could be filled. Most products made on the No. 3 paper machine were transitioned to lower-cost machines in other Verso mills.

“Verso is leaving no stone unturned in our efforts to move the company toward sustained profitability in a market where customer demand for our graphic paper products continues to decline,” said Verso Chief Executive Officer B. Christopher DiSantis. “Consistently matching the supply of our graphic paper products with customer demand for them, dramatically reducing our costs and rapidly diversifying our product portfolio into growing markets are essential keys to Verso’s future success, and we’re relentlessly pursuing all three across the company. Although the footprint of the Androscoggin Mill is getting smaller, we continue to take steps to position the facility as a leading producer for the growing specialty papers market.”

The permanent shutdown of the No. 3 paper machine and associated equipment will impact approximately 120 employees at the Androscoggin Mill. Employees affected by the shutdown will receive severance in accordance with Verso’s severance policy and Maine state law. Verso’s Human Resources team will immediately begin scheduling individual meetings with these employees to provide support and detailed information on severance and related issues.

“While permanently closing this capacity is the right strategic decision for Verso as a whole, we are mindful of the effects this action will have on the people at the Androscoggin Mill who are directly affected, and we are committed to treating them with fairness, dignity and respect during this difficult time,” DiSantis said. “On behalf of the entire Verso team, I want to express our sincere thanks and appreciation to them for their dedicated service and many contributions to the mill and to our company.”

About Verso

Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. The leading North American producer of printing and specialty papers and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso’s long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso’s passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend” and other similar expressions. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on Verso and include the statement regarding the expected timing of completion for the shutdown of the No. 3 paper machine and associated equipment at the Androscoggin Mill. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. For a discussion of such risks and uncertainties, please refer to Verso’s filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Media contact:

Kathi Rowzie

Vice President, Communications and Public Affairs

937-528-3700

kathi.rowzie@versoco.com

Investor contact:

937-528-3220

Investor.Relations@versoco.com